Oppenheimer Global Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution           Amount From       Amount From
  Reinvestment           Investment   Long or Short-TeReinvestment
  (Ex)Date               Income     Capital Gains     Price

Class A Shares
  10/22/87               0.0700000  4.3000000         25.120
  12/23/87               0.0000000  1.3200000         20.630
  12/22/88               0.0850000  1.7300000         23.560
  12/21/89               0.1100000  3.0000000         28.270
  12/20/90               0.0800000  1.6850000         26.550
  12/19/91               0.1080000  0.5770000         31.760
  12/17/92               0.1190000  0.1220000         28.420
  11/29/93               0.2510000  3.3650000         33.440
  12/16/94               0.0000000  3.7490000         31.800
  12/18/95               0.2382000  2.0510000         34.030
  12/17/96               0.5303000  1.3806000         37.810


Class B Shares
  11/29/93               0.1780000  3.3650000         33.390
  12/16/94               0.0000000  3.7490000         31.420
  12/18/95               0.0000000  2.0510000         33.540
  12/17/96               0.2638000  1.3806000         37.180


Class C Shares
  12/18/95               0.1147000  2.0510000         34.040
  12/17/96               0.3633000  1.3806000         37.630



Oppenheimer Global Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 09/30/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                          One Year

  {($1,252.14/$1,000)^ 1} - 1 = 25.2{($1,328.53/$1,000)^ 1} - 1 = 32.85%

  Five Year                         Five Year

  {($2,168.16/$1,000)^.2} - 1 = 16.7{($2,300.38/$1,000)^.2} - 1 = 18.13%

  Ten Year                          Ten Year

  {($2,766.61/$1,000)^.1} - 1 = 10.7{($2,935.33/$1,000)^.1} - 1 = 11.37%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                          One Year

  {($1,267.64/$1,000)^ 1} - 1    = 2{($1,317.66/$1,000)^ 1} - 1    = 31.77%

  Inception Year                    Inception Year

  {($1,938.30/$1,000)^.2428} - 1 = 1{($1,958.30/$1,000)^.2428} - 1 = 17.72%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                          One Year

  {($1,307.57/$1,000)^ 1} - 1    = 3{($1,317.57/$1,000)^ 1} - 1    = 31.76%

  Inception Year                    Inception Year

  {($1,480.12/$1,000)^.5014} - 1 = 2{($1,480.12/$1,000)^.5014} - 1 = 21.73%





Oppenheimer Global Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 09/30/97:

    The formula for calculating cumulative total return is as follows:

             (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                          One Year

  $1,252.14 - $1,000/$1,000 = 25.21%$1,328.53 - $1,000/$1,000 = 32.85%
  Five Year                         Five Year

  $2,168.16 - $1,000/$1,000 = 116.82$2,300.38 - $1,000/$1,000 = 130.04%

  Ten Year                          Ten Year

  $2,766.61 - $1,000/$1,000 = 176.66$2,935.33 - $1,000/$1,000 = 193.53%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                          One Year

  $1,267.64 - $1,000/$1,000 = 26.76%$1,317.66 - $1,000/$1,000 = 31.77%

  Inception                         Inception

  $1,938.30 - $1,000/$1,000 = 93.83%$1,958.30 - $1,000/$1,000 = 95.83%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                          One Year

  $1,307.57 - $1,000/$1,000 = 30.76%$1,317.57 - $1,000/$1,000 = 31.76%

  Inception                         Inception

  $1,480.12 - $1,000/$1,000 = 48.01%$1,480.12 - $1,000/$1,000 = 48.01%